EXHIBIT 23.2

----- ----- -----              ARMANDO C. IBARRA
  A     C     I           CERTIFIED PUBLIC ACCOUNTANTS
----- ----- -----          A PROFESSIONAL CORPORATION


Armando C. Ibarra, C.P.A.         Members of the California Society of Certified
Armando Ibarra, Jr., C.P.A., JD   Public Accountants

                                  Members of the American Institute of
                                  Certified Public Accountants

                                  Members of the Better Business Bureau since
                                  1997




To Whom It May Concern:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of California Clean Air, Inc. of our report dated March 31, 2004, June 22, 2004 (restated) and July 14, 2004 (restated - see Note 9) on our audits of the consolidated balance sheets of California Clean air, Inc. as of December 31, 2003 (restated) and 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years then ended.


Very truly yours,



/s/ARMANDO C. IBARRA
----------------------------------
ARMANDO C. IBARRA, CPA

August 16, 2004
Chula Vista, Ca. 91910



















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